CERTIFICATE OF CORRECTION OF
                 CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF
                  INCORPORATION OF ARCHER SYSTEMS LIMITED, INC.
                   FILED 2/22/1999 WITH THE SECRETARY OF STATE


            Pursuant to Section 103 of the Delaware Code, as amended


     WE, THE UNDERSIGNED, Richard J. Margulies and Walter J. Krzanowski, being the President and the Secretary, respectively, of Archer Systems Limited, Inc., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, do hereby certify and set forth:

     FIRST: That the Certificate of Amendment of the Certificate of Incorporation of Archer Systems Limited, Inc., filed February 22, 1999 reflects an incorrect date for the meeting of the Board of Directors and an incorrect date for the adoption of the resolution proposing the amendment.

     The correct form of the portion of the instrument adjusted reads as follows:

     FIRST: That at a meeting of the Board of Directors of Archer Systems Limited, Inc., duly held and convened on the 14th day of December 1998, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation and declaring said amendment advisable. The resolution setting forth the proposed amendment is as follows:

     IN  WITNESS   WHEREOF,   Archer  Systems  Limited  Inc.,  has  caused  this
certificate of correction to be signed by its President and attested by its Secretary, on this 3rd day of June, 1999.


                                         ARCHER SYSTEMS LIMITED, INC.


                                         By:/s/Richard J. Margulies
                                            -----------------------
                                               Richard J. Margulies, President


Attested
By:/s/Walter J. Krzanowski
   -----------------------
      Walter J. Krzanowski, Secretary


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